UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 21, 2017

OMNI SHRIMP, INC.
(Exact name of Registrant as specified in its charter)

Nevada	000-49901	87-0646435
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Registrant's telephone number, including area code: (727) 398-2692

13613 Gulf Boulevard

Madeira Beach, Florida 33738

(Address of principal executive offices)

NATURALNANO, INC.

(Former Name )

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On March 21, 2017, Auctus Fund LC, an accredited investor, purchased $57,000 of the Company’s 12% Convertible Note due March 2018. The Notes are convertible into common stock at a “Variable Conversion Price”. The Variable Conversion Price means 50% multiplied by the Market Price (as defined herein) but not less than $0.001 per share. “Market Price” means the lowest Trading Price (as defined below) for the Common Stock during the twenty-five (25) Trading Day period ending on the latest complete Trading Day prior to the Conversion Date.

Copies of the Securities Purchase Agreement between the Company and Auctus Fund LLC and the related Promissory Note are annexed as Exhibits to this Current Report on Form 8-K.

Item 5.03 Amendments to Articles of Incorporation or Bylaws.

Effective April 6, 2017, the Company’s wholly owned subsidiary, Omni Shrimp, Inc., merged into the Company, and changed its name to Omni Shrimp, Inc. The merger and change of name to Omni Shrimp are reflective of the growth of the Company’s primary business line - the sale of shrimp. Existing shareholders need take no action with respect to their shareholdings . Other than a change of name; no other changes to the Company’s Organizational Documents resulted from the merger. The Company has applied to FINRA for a new trading symbol, reflecting its new name .

Copies of the Articles of Merger as filed with the Nevada Secretary of State , the Florida Secretary of State and the Plan of Merger are annexed as Exhibits to this Current Report on Form 8-K.

The statements made herein referencing the Securities Purchase Agreement, the 12% Convertible Note the Articles of Merger and Plan of Merger are qualified in their entirety by reference to the text of said documents attached as Exhibits to this Current Report on Form 8-K..

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits

Exhibit No.	Description

3.15	Articles of Merger of Omni Shrimp, Inc. into the Company as filed with the Nevada Secretary of State on April 5, 2017

3.16	Articles of Merger of Omni Shrimp, Inc. into the Company (and Plan of Merger) as filed with the Florida Secretary of State on April 6, 2017

10.201	Securities Purchase Agreement between the Company and Auctus Fund LLC dated March 21, 2017

10.202	12% Promissory Note from the Company to Auctus Fund LLC dated March 21, 2017

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATURALNANO INC.

Dated: April 13, 2017	By:	/s/ Colm Wrynn
	Name:	Colm Wrynn
	Title:	President and Chief Executive Officer

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